UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Parkway North Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this report is incorporated by reference in this Item 3.03 in relation to the common stock, par value $0.01 per share, of CF Industries Holdings, Inc. (the “Company”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 annual meeting of shareholders of the Company (the “Annual Meeting”), held on May 3, 2023, the Company’s shareholders approved and adopted an amended and restated certificate of incorporation (the “Third Amended and Restated Certificate of Incorporation”) to add to the Company’s certificate of incorporation a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law, and to make various conforming and technical revisions to the Company’s certificate of incorporation. The amendment and restatement of the Company’s certificate of incorporation effected by the Third Amended and Restated Certificate of Incorporation became effective upon the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 5, 2023.

The foregoing description is qualified in its entirety by reference to the full text of the Third Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results for the matters submitted to a vote of the Company’s shareholders at the Annual Meeting on May 3, 2023 are as follows:

1.	Election of directors (each of the persons named below was elected at the Annual Meeting to serve for a one-year term expiring at the Company’s next annual meeting of shareholders and until his or her successor is duly elected and qualified):

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Javed Ahmed	156,765,941	6,665,280	64,258	8,151,417
Robert C. Arzbaecher	157,829,902	5,552,296	113,281	8,151,417
Deborah L. DeHaas	162,607,873	816,657	70,949	8,151,417
John W. Eaves	160,316,570	3,091,408	87,501	8,151,417
Stephen J. Hagge	151,868,409	11,535,857	91,213	8,151,417
Jesus Madrazo Yris	157,168,799	6,258,310	68,370	8,151,417
Anne P. Noonan	155,235,906	8,171,365	88,208	8,151,417
Michael J. Toelle	162,398,989	1,029,505	66,985	8,151,417
Theresa E. Wagler	160,979,035	2,427,929	88,515	8,151,417
Celso L. White	157,168,356	6,248,342	78,781	8,151,417
W. Anthony Will	163,031,873	395,316	68,290	8,151,417

2.	Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,807,924	9,254,455	433,100	8,151,417

3.	Advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
160,234,152	132,020	3,034,889	94,418	8,151,417

In light of the results of such advisory vote and consistent with the recommendation of the Board of Directors of the Company (the “Board”) with respect to such vote, following the Annual Meeting on May 3, 2023, the Board agreed that an advisory vote on executive compensation would be held annually until the next required vote on the frequency of such votes.

4.	Approval and adoption of an amendment and restatement of the Company’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions:

Votes For	Votes Against	Abstentions	Broker Non-Votes
146,770,904	16,206,213	518,362	8,151,417

5.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023:

Votes For	Votes Against	Abstentions	Broker Non-Votes
160,581,838	11,008,180	56,878	0

6.	Shareholder proposal regarding an independent board chair:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,045,287	113,094,195	355,997	8,151,417

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.            Description of Exhibit

3.1	Third Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2023	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

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